Exhibit 99.1

Climb Global Solutions, Inc. Announces Four-For-One Stock Split

EATONTOWN, N.J., March 2, 2026 -- Climb Global Solutions, Inc. (NASDAQ:CLMB) (“Climb” or the “Company”), announced today that its Board of Directors has approved a four-for-one forward stock split of the Company’s common stock. The forward stock split will be effected through an amendment to the Company’s Restated Certificate of Incorporation. The forward stock split is intended to improve liquidity and broaden the stock’s accessibility and will not change any stockholder’s proportionate ownership interest in the Company. Each stockholder of record as of the close of business on Monday, March 16, 2026 (the “record date”) will receive, after the close of trading on Friday, March 20, 2026, three additional shares for every share held on the record date. Trading is expected to begin on a split-adjusted basis on Monday, March 23, 2026.

About Climb Global Solutions

Climb Global Solutions, Inc. (NASDAQ:CLMB) is a value-added global IT distribution and solutions company specializing in emerging and innovative technologies. Climb operates across the U.S., Canada and Europe through multiple business units, including Climb Channel Solutions, Grey Matter and Climb Global Services. The Company provides IT distribution and solutions for companies in the Security, Data Management, Connectivity, Storage & HCI, Virtualization & Cloud, and Software & ALM industries.

Additional information can be found by visiting www.climbglobalsolutions.com.

Forward-Looking Statements

The statements in this release, other than statements of historical fact, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to come within the safe harbor protection provided by those sections. These forward-looking statements are subject to certain risks and uncertainties. Many of the forward-looking statements may be identified by words such as ”looking ahead,” “believes,” “expects,” “intends,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “in process,” “under construction,” “in development,” “opportunity,” “target,” “outlook,” “maintain,” “continue,” “goal,” “aim,” “commit,” or similar expressions, or when we discuss our priorities, strategy, goals, vision, mission, opportunities, projections, intentions or expectations. In this press release, the forward-looking statements relate to, among other things, declaring and reaffirming our strategic goals, future operating results, and the effects and potential benefits of  strategic acquisitions on our business, payments of dividends, the Company’s capital allocation objectives and the consummation of the forward stock split. Factors, among others, that could cause actual results and events to differ materially from those described in any forward-looking statements include, without limitation, the consummation and effect of the forward stock split. The forward looking statements contained herein are also subject generally to other risks and uncertainties that are described in the section entitled “Risk Factors” contained in Item 1A. of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and from time to time in the Company’s filings with the Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this release, except as required by law.

Company Contact

Matthew Sullivan
Chief Financial Officer
(732) 847-2451
MatthewS@ClimbCS.com

Investor Relations Contact

Sean Mansouri, CFA or Aaron D’Souza

Elevate IR

(720) 330-2829

CLMB@elevate-ir.com